                                  EXHIBIT 10.92

                                      LEASE

      This Lease dated this 30th day of June, 2000, between SAYRE A. LITCHMAN, of Fall River, Massachusetts 02720, hereinafter referred to as the "LESSOR" and QUAKER FABRIC CORPORATION OF FALL RIVER, a Massachusetts corporation duly organized and having a place of business at 941 Grinnell Street, Fall River, Massachusetts 02720, hereinafter referred to as the "LESSEE".

      The parties hereto further covenant with each other as follows:

                           PREMISES LEASED, TERM, RENT

      1. The LESSOR hereby lets to the LESSEE, and the LESSEE hereby hires from the LESSOR, the following premises:

      A 26,000 square foot manufacturing/warehouse building, hereinafter the "Steel Building", located at 994 Jefferson Street, Fall River, Bristol County, Massachusetts, for the term of three (3) years commencing June 30, 2000, yielding and paying therefor a net monthly rent during the term hereof in the sum of eight thousand one hundred twenty-five and 00/100 dollars ($8,125.00), based on a cost of $3.75 per square foot. Payments of rent are to be made in advance on the first day of each month during such term, or any renewal thereof which the LESSEE hereby covenants to pay without demand at the office of the LESSOR, or at such other place as the LESSOR may require in writing, rent to begin on the 30th day of June, 2000, with the rent for the month of and the final month of this Lease to be prorated.

                                 ADDITIONAL RENT

      2. It is the intention of the LESSOR and the LESSEE that the rent specified in the previous paragraph shall be net to the LESSOR in each year during the term of this Lease,


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including all extensions thereof, that all costs, expenses, real estate taxes and obligations of every kind relating to the leased property (except as otherwise specifically provided in this Lease) which may arise or become due during the term of this Lease shall be paid by the LESSEE, and that the LESSOR shall be indemnified by the LESSEE against such costs, expenses and obligations. The LESSEE shall, however, be under no obligation to pay interest on any mortgage on the fee of the leased property, any franchise or income tax payable by the LESSOR, or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease.

      In the event of non-payment, LESSOR shall have all the rights and remedies as provided for in this Lease in the case of non-payment of rent or of a breach of condition. If LESSEE shall default in making any payment required to be made by LESSEE or shall default in performing any term, covenant or condition of this Lease which shall involve the expenditure of money by LESSEE, the LESSOR, at his option, may, but shall not be obligated to, make payment or on behalf of such LESSEE, expend any sum necessary to perform or fulfill the term, covenant or condition, and any amount so spent by LESSOR shall be deemed to be additional rent, in addition to the fixed rent, and shall be repaid by LESSEE to LESSOR, on demand, and no such expenditure by LESSOR shall be deemed a waiver of LESSEE'S default, nor shall it affect any other of LESSOR'S remedies by reason of such default.

                                USE OF PREMISES

      3. The LESSEE agrees that the demised premises shall be used and occupied only for the business of the manufacturing and/or warehousing of fabrics, yarn and related raw materials and for no other purpose or purposes without the LESSOR'S written consent.


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LESSEE shall at all times fully and promptly comply with all laws, ordinances and regulations of any lawful authority having jurisdiction of the premises, including but not limited to those that relate to cleanliness, safety, occupation and use of the premises and the nature, character and manner of the business conducted at the premises.

                       MAINTENANCE AND REPAIR OF PREMISES

      4. The LESSEE, during the term of this Lease or any extension or renewal of this Lease, shall, at its expense, make all repairs as shall be reasonably necessary to keep said leased premises in good condition and repair provided such repairs are properly chargeable against income in accordance with Generally Accepted Accounting Principles, hereinafter "GAAP". The LESSEE further agrees that all damage or injury done to the premises by the LESSEE or by any person who may be in or upon the premises, except the LESSOR, LESSOR'S agents, servants and employees, shall be repaired by the LESSEE at its expense. The LESSEE agrees at the expiration of this Lease or upon the earlier termination thereof, to quit and surrender said premises in good condition and repair, reasonable wear and damage by act of God, fire or other causes beyond the control of LESSEE excepted. The LESSEE shall maintain all portions of the leased property and adjoining areas in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions, without charge or expense to LESSOR. LESSOR shall be responsible for maintenance of the roof, for structural defects of the building and for all other costs and expenses associated with maintenance of the building except such costs and expenses as are properly chargeable against income in accordance with GAAP.

                            ASSIGNMENT AND SUBLETTING

      5. The LESSEE shall not assign this Lease or any interest therein nor let or underlet


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the said premises or any part thereof or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person without the prior written consent of the LESSOR; provided, however, LESSOR'S consent shall not be required for assignments to affiliates of LESSEE or assignments by operation of law. Consent to assignment shall not be unreasonably withheld or delayed by the LESSOR.

                       LESSEE'S DEFAULT, RIGHTS OF LESSOR

      6. This Lease is made upon the express condition that if the LESSEE fails to pay the rental reserved hereunder or any part thereof after the same shall become due, and such failure shall continue for a period of ten (10) days after written notice thereof from the LESSOR to LESSEE, or if the LESSEE fails or neglects to perform, meet or observe any of the LESSEE'S other obligations hereunder and such failure or neglect shall continue for a period of thirty (30) days after written notice thereof from the LESSOR to LESSEE, then the LESSOR at any time thereafter, by written notice to the LESSEE, may lawfully declare the termination hereof and re-enter said premises or any part thereof, and by due process of law, expel, remove and put out the LESSEE or any person or persons occupying said premises and may remove all personal property therefrom without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or for preceding breach of covenant or conditions.

      If any proceedings in bankruptcy or insolvency be filed against the LESSEE or if any writ of attachment or writ of execution be levied upon the interest herein of the LESSEE and such proceedings or levy shall not be released or dismissed within ninety (90) days thereafter, or if any sale of the leasehold interest hereby created or any part thereof should be made under any execution or other judicial process, or if the LESSEE shall make any assignment for benefit of


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creditors or shall voluntarily institute bankruptcy or insolvency proceedings, the LESSOR, at LESSOR'S election, may re-enter and take possession of said premises and remove all persons therefrom and may, at LESSOR'S option, terminate this Lease.

      Notwithstanding any other provisions of this Lease, where the curing of an alleged default requires more than payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where the LESSEE has commenced upon the said work of curing said default and is diligently pursuing same, then the LESSEE shall be entitled to reasonable time extensions to permit the completion of said work of curing said default, as a condition precedent to any re-entry by the LESSOR or termination of this Lease by the LESSOR, and any defect that is cured shall not thereafter be grounds for re-entry or for termination.

                                 ATTORNEY'S FEES

      7. In the event of any litigation between the parties hereto arising out of this Lease, or the leased premises, the prevailing party therein shall be allowed all reasonable attorney's fees expended or incurred in such litigation to be recovered as a part of the costs therein.

                                     WAIVER

      8. The subsequent acceptance of rent hereunder by the LESSOR shall not be deemed a waiver of any preceding breach of any obligation hereunder by the LESSEE other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by the LESSOR shall not constitute a waiver of any other breach regardless of knowledge thereof.


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                            INDEMNIFICATION OF LESSOR

      9. The LESSEE hereby agrees to indemnify the LESSOR against and to hold the LESSOR harmless from any and all claims or demands for loss of or damage to property or for injury or death to any person from any cause while in, upon, or about said demised premises or the sidewalks adjacent thereto during the term of this Lease or any extension hereof provided that LESSOR shall be responsible for loss of or damage to property or for injury and death to any person arising out of LESSOR'S negligence.

                                    INSURANCE

      10. A. The LESSEE shall, at its sole cost and expense, procure and maintain during the term of this Lease and any renewal or extension thereof, public liability insurance, protecting the LESSOR and the LESSEE from any liability arising in connection with the use or occupancy of the leased premises, with a company or companies acceptable to the LESSOR, in any amount not less than one million dollars ($1,000,000.00) for one person, and two million dollars ($2,000,000.00) for more than one person injured or killed in the same accident, and one hundred thousand dollars ($100,000.00) for property damage; and such policy of insurance, or a certificate thereof, shall be delivered to, and left in the possession of the LESSOR.

      B. The LESSOR shall procure and maintain during the term of this Lease and any renewal or extension thereof, insurance to keep the buildings on the demised premises insured against all loss or damage by fire and other hazards insured against under the so-called extended coverage fire policy in an amount not less than the replacement value of said buildings, by policies that shall be in the name of the LESSOR and that shall provide that the loss if any, shall be payable to the LESSOR. The amounts of premiums paid for such insurance by the


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LESSOR shall be deemed rent, and shall be payable with the installment of rent next thereafter due under the terms of this Lease and LESSEE'S obligation for such payments shall be only such portion of the premium as is attributable to the "Steel Building" and the two story "Annex", if rented by said LESSEE.

      C. The LESSEE shall do no act or thing upon the demised premises which may make void or voidable any insurance on said premises or the buildings thereon against fire, or may render any increased or extra premium payable for any such insurance. On demand, the LESSEE shall reimburse the LESSOR for any increased cost of insurance on the LESSOR'S property due to the LESSEE'S use of the demised premises.

      D. The LESSOR does hereby release the LESSEE of liability with respect to any destruction or damage caused by the default or negligence of LESSEE or its agents, servants or employees, to the extent that the LESSOR'S insurance actually in force or required to be in force at the time of any destruction or damage covers the loss incurred and permits such release, and provided the LESSOR collects on such coverage, it being understood that he shall make a proper claim on account thereof under such coverage and shall fully and faithfully prosecute such claim, including timely suit upon such policy; it being specifically understood and agreed that such release is not and shall not be effective to the extent that it is not permitted by the terms of any policy or policies in force when the destruction or damage occurs, and shall not be effective as to the amount of any destruction or damage which is so caused in excess of the amount recoverable by the LESSOR under insurance policies in force or required to be in force when the destruction or damage occurred.

      E. The LESSEE does hereby release the LESSOR of liability with respect to any


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destruction or damage caused by the fault or negligence of the LESSOR or its agents, servants or employees, to the extent that the LESSEE'S insurance actually in force or required to be in force at the time of any destruction or damage covers the loss incurred and permits such release, and provided the LESSEE collects on such coverage, it being understood that it shall make a proper claim on account thereof under such coverage and shall fully and faithfully prosecute such claim; provided, however, LESSEE shall not be obligated to file suit upon such policy; it being specifically understood and agreed that such release is not and shall not be effective to the extent that it is not permitted by the terms of any policy or policies in force when the destruction or damage occurs, and shall not be effective as to the amount of any destruction or damage which is so caused in excess of the amount recoverable by the LESSEE under insurance policies in force or required to be in force when the destruction or damage occurred.

      G. Each party agrees to use its best efforts to cause all of its insurers to include in all insurance policies issued to it the waivers of subrogation referred to in the two paragraphs above. The LESSEE will deliver to the LESSOR a written endorsement or certificate of such waivers within thirty (30) days after occupancy, at no charge to the LESSOR.

                                    UTILITIES

      11. The LESSEE agrees to pay for all water, sewer, fuel, gas, oil, heat, electricity, power, materials and services which may be furnished to it or used by it in or about the demised premises and to keep said demised premises free and clear of any lien or encumbrance of any kind whatsoever created by LESSEE'S act or omission.

                            LESSOR'S RIGHT OF ENTRY

      12. The LESSEE shall permit the LESSOR and their agents to enter the demised


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premises with prior notice during normal business hours (except during any emergency in which case prior notice need not be given and entry may be at any reasonable time) for any of the following purposes: to inspect the same; to maintain the building in which the said premises are located; to make such repairs to the demised premises as the LESSOR may elect to make; to post notices of nonresponsibility for alterations or additions or repairs. The LESSOR shall have such right of entry and the right to fulfill the purpose thereof; provided, however, the rent reserved to be paid hereunder shall be equitably adjusted to compensate the LESSEE for any loss of occupancy or quiet enjoyment of the demised premises thereby occasioned.

                  DAMAGE TO OR DESTRUCTION OF DEMISED PREMISES

      13. If the demised premises shall be so damaged by fire, casualty or other cause or happening as to be substantially destroyed, or if any authority having jurisdiction shall order the demolition or removal of any building herein demised, then this Lease shall cease and come to an end and any unearned rent paid in advance by the LESSEE shall be refunded to it and LESSOR will be under no liability for damages to LESSEE for failure to comply with the covenants of this agreement and LESSEE will promptly vacate the demised premises.

      If the demised premises shall be partially destroyed by fire, casualty, or other cause or happening, or be declared unsafe by an authority having jurisdiction then the demised premises shall be promptly restored by the LESSOR to their previous condition and/or made safe and a just proportion of the rent herein reserved, according to the extent to which said premises have been rendered untenantable or declared unsafe, shall abate until the demised premises shall have been restored and put in proper condition for use and occupancy; provided, however, that should said premises not be restored to their former condition and/or made safe within sixty (60) days


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from the date of said partial destruction or declaration of unsafe condition thereof, then, in that event, the LESSEE or LESSOR may, at the option of either party, cancel and terminate this Lease in its entirety, and should the LESSOR or LESSEE exercise its option to cancel said Lease as aforesaid, then any unearned rent paid in advance by the LESSEE shall be refunded to it and the LESSOR will be under no liability for damages to LESSEE for failure to comply with the covenants of this agreement and LESSEE will promptly vacate the demised premises.

                         ALTERATIONS TO DEMISED PREMISES

      14. A. LESSOR shall not be obligated to make any alterations, installations, additions or improvements to prepare the demised premises for LESSEE'S occupancy, except to install a heating system in the premises no later than October 31, 2000 and to install an additional exit door on the south side of said "Steel Building" no later than August 15, 2000 for use in emergencies only. LESSOR'S work shall be subject to and in accordance with the following terms and conditions:

            1. LESSOR'S work shall be done in a good and workmanlike manner.

            2. LESSOR'S work shall be deemed substantially completed notwithstanding the existence of unfinished details or other "punch list" items, provided LESSEE shall be able to commence LESSEE'S work or occupy the demised premises without material interference by reason of such unfinished details. Notwithstanding the foregoing, if LESSEE or any person within LESSEE'S control shall unduly delay or interfere with the progress or completion of LESSOR'S work, then the date of substantial completion of the demised premises shall be deemed the date upon which the demised premises would have been substantially completed but for the acts or omissions of LESSEE or persons within LESSEE'S


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control.

            3. The taking of possession of the demised premises by LESSEE shall be conclusive evidence against LESSEE that LESSEE has accepted the same "as-is", and that the demised premises were in good and satisfactory condition at the time such possession was taken unless, in the event LESSOR is required to furnish any LESSOR'S work, LESSEE shall deliver notice to LESSOR within twenty
(20) days after the taking of possession of the demised premises, which notice shall specify in reasonable detail those items of LESSOR'S work which LESSEE claims have not been satisfactorily completed.

            B. Pursuant to the terms of this paragraph, the LESSEE shall be permitted to undertake the following alterations, installations, additions and improvements to the demised premises, at LESSEE'S own expense:

            1) Clear and grade the area directly to the east of the "Steel Building" in order to provide parking for employees and/or visitors;

            2) Install such additional electrical service as LESSEE shall require to properly operate its manufacturing equipment;

            3) Install exhaust fans and ventilation equipment;

            4) Design and construct office space and cafeteria areas for its employees; and

            5) Install additional lighting.

      The LESSOR and LESSEE shall consult with each other concerning such alterations, installations, additions and improvements and the LESSOR shall have the right to review the designs and/or plans for such work in advance of the commencement of such work.


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            C. LESSEE shall make no other alterations, installations, additions or improvements to the demised premises of any nature without LESSOR'S prior written consent. Subject to the prior written consent of LESSOR, which shall not be unreasonably withheld or delayed, and to the provisions of this Article, LESSEE, at its expense, may make such additional changes to the interior of the demised premises, as LESSEE deems appropriate, provided that such changes do not
(i) affect the exterior of the building or any portion of the building other than the demised premises, or (ii) affect the structure of the building or any of its outer walls, any of its inner walls or columns which are load-bearing, its foundation or roof.

            D. LESSEE'S changes in or to the demised premises made by or on behalf of LESSEE shall be made in accordance with, and subject to, the following terms and conditions: (a) LESSEE shall, at its expense, before commencing such work, obtain any and all necessary permits and approvals for the performance of such work from all Governmental Authorities having jurisdiction thereof, and (upon completion) shall obtain certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to LESSOR; (b) LESSEE shall comply with all legal requirements and insurance requirements with respect thereto; (c) LESSEE shall deliver to LESSOR an endorsement of its policy of insurance referred to herein, covering the risk during the course of performance of such work, together with proof of payment of such endorsement, which policy as endorsed shall protect LESSOR in the same amounts against any claims or liability arising out of such work; (d) LESSEE shall perform such work in a good and workmanlike manner, and in such a manner as shall not interfere with the maintenance and operation of the remainder of the building, nor impose any additional expenses upon LESSOR in the maintenance and operation of the building.


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            E. Each request for LESSOR'S approval of any LESSEE changes shall be accompanied by a complete set of plans and specifications of the LESSEE'S changes. Approval by LESSOR of such plans and specifications shall not constitute a waiver by LESSOR of the compliance by LESSEE with any of the terms of this Lease, nor shall such approval constitute a waiver by LESSOR of the right thereafter to require LESSEE to amend same to correct any omissions or errors therein later discovered by LESSOR.

            F. The cost of all LESSEE'S renovations shall be paid by LESSEE in cash, or its equivalent, so that the demised premises and the property shall at all times be free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges for labor and materials supplied in connection with LESSEE'S work. Notice is hereby given that LESSOR shall not be liable for any labor or materials furnished or to be furnished to LESSEE upon credit, and that no mechanic's, materialman's, vendor's or other lien for such labor or materials shall attach to or affect the reversion or other estate or interest of LESSOR in and to the demised premises.

            G. All alterations, installations, additions and improvements made and installed by LESSEE, or at LESSEE'S expense, including those referred to in paragraph 14B, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or building shall become and be the property of LESSOR, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term, except that the LESSOR shall have the right at any time up to six (6) months prior to the expiration of the term to serve notice upon the LESSEE that any of such alterations, installations, additions and improvements shall be removed and that LESSEE agrees


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to remove all exhaust fans and ventilation equipment installed pursuant to paragraph 14B and restore the premises to its original condition. In the event of service of such notice, the LESSEE will, at its own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted.

                                 EMINENT DOMAIN

      15. If the whole of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose, then the term hereby granted shall cease on the day prior to the taking of possession by such authority or on the day prior to the vesting of title in such authority, whichever first occurs, and rent hereunder shall be paid to and adjusted as of that day.

      If a portion of said demised premises shall be condemned or taken and, as a result thereof, there shall be such a major change in the character of the premises as to prevent LESSEE from using the same in substantially the same manner as theretofore used, then and in that event, the LESSEE may either cancel and terminate this Lease, as of the date when the part of the premises so taken or condemned shall be required for such public purpose, or said LESSEE may continue to occupy the remaining portion, provided, however, the LESSEE shall give written notice to the LESSOR, within fifteen (15) days after the date of any taking or vesting of title, of its election. In the event the LESSEE shall remain in possession and occupation of the remaining portion, all the terms and conditions of this Lease shall remain in full force and effect with respect to such remaining portion, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount of such remaining space.

      The entire award of damages or compensation for the premises taken, or the amount paid


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pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of the LESSOR, and the LESSEE hereby assigns to LESSOR any and all such award or purchase price. Nothing herein contained shall be deemed or construed to prevent LESSEE from interposing and prosecuting in any condemnation proceeding for a claim for moving expenses and the value of any trade fixtures installed in the demised premises by the LESSEE and in the case of a partial condemnation of the demised premises, the cost, loss or damages sustained by LESSEE as the result of any alterations, modifications, or repairs which may be reasonably required of the LESSEE in order to place the remaining portion of the demised premises not so condemned in a suitable condition for LESSEE'S further occupancy.

      The LESSEE agrees not to vacate or abandon the premises at any time during the demised term. Should the LESSEE vacate or abandon said premises or be dispossessed by process of law or otherwise, such abandonment, vacation, or dispossession shall be a breach of this Lease and, in addition to any other rights which the LESSOR may have, the LESSOR may remove any personal property belonging to the LESSEE which remains on the demised premises and store the same, such removal and storage to be for the account of the LESSEE and at LESSEE'S expense.

                              REGULATORY COMPLIANCE

      16. A. The LESSEE, at its own cost and expense, shall comply with all laws, ordinances, statutes, rules, regulations and requirements of the local, state and federal governments and shall comply with all the requirements of the board of health, municipal and state authorities and police and fire departments and of the federal government and of any and all


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

their departments and bureaus applicable to the demised premises, and will not create or permit any nuisance in or about the demised premises to the annoyance of neighboring occupants. The LESSEE agrees to comply with the responsibilities of all health, safety, zoning, building and environmental laws, statutes, ordinances, regulations, rules, orders and restrictions of any municipal, state, federal or other governmental authority having jurisdiction with respect to the demised premises and to assume all of the responsibilities imposed by all such laws, statutes, ordinances, regulations, rules, orders and restrictions with respect to the demised premises and to hold LESSOR harmless in connection therewith. LESSEE further agrees to indemnify and hold LESSOR harmless from any liability, costs and expenses (including, but not limited to, attorneys" fees and litigation costs) arising after the execution of this Lease from any claim for personal injury, property damage, or damage to the environment occurring after the execution of this lease made, asserted or prosecuted by or on behalf of any person or entity relating in any way to the demised premises either (i) arising or alleged to arise under any environmental law, statute, regulation/ordinance, rule or order or (ii) asserted as a result of actual, threatened or alleged pollution or contamination by, or exposure to, toxic or hazardous substances, pollutants, contaminants, products, raw materials or other chemicals or substances used in connection with or produced by the demised premises, in each case without regard to the form of action, and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity.

      B. The LESSEE represents, covenants and warrants that LESSEE shall not use the demised premises in such manner as to become liable under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.


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("CERCLA"). In the event that there shall be filed a lien against the demised premises pursuant to and in accordance with CERCLA arising from the intentional or unintentional action or omission of LESSEE or LESSEE'S employees, agents, contractors, licensees, invitees, assigns or subtenants, then LESSEE shall, within thirty (30) days from the date LESSEE is given notice of the lien or in such shorter period of time in the event that the United States, or any agency or subdivision thereof, has commenced steps to cause the demised premises to be sold pursuant to the lien, pay the claim and remove the lien from the demised premises. If LESSEE fails to do so by said period, LESSOR shall be entitled to resort to such remedies as are provided in this Lease as in the case of any default of this Lease, in addition to such as are permitted by law.

            C. The LESSOR agrees to indemnify and hold LESSEE harmless from any liability, costs and expenses (including, but not limited to, attorneys" fees and litigation costs) arising before the execution of this Lease from any claim for personal injury, property damage, or damage to the environment occurring before the execution of the Lease made, asserted or prosecuted by or on behalf of any person or entity relating in any way to the demised premises either (i) arising or alleged to arise under any environmental law, statute, regulation, ordinance, rule or order or (ii) asserted as a result of actual, threatened or alleged pollution or contamination by, or exposure to, toxic or hazardous substances, pollutants, contaminants, products, raw materials or other chemicals or substances used in connection with or produced by the demised premises, in each case without regard to the form of action, and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity.

            D. The LESSOR further warrants that at the inception of this Lease, it has no knowledge of any violation of any laws, rules or orders of any federal, state or municipal


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

government or department which may be applicable to the leased premises.

                                    NOTICE

      17. All notices to be given to the LESSEE shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the LESSEE at 941 Grinnell Street, Fall River, Massachusetts 02720, Attention Vice President and General Counsel. Notices by the LESSEE to LESSOR shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the LESSOR at 994 Jefferson Street, Fall River, Massachusetts 02720. Notices shall be deemed delivered when deposited in the United States mail, as above provided. Change of address by either party must be by notice given to the other in the same manner as above specified.

                                 HOLDING OVER

      18. Any holding over after the expiration of said term, with the consent of the LESSOR, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable.

                                     SIGNS

      19. The LESSEE shall have the privilege, subject to the prior approval of the LESSOR, of placing on the demised premises such signs as it deems necessary and proper in the conduct of its business, provided the LESSEE pays all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, provided such signs are legally permitted to be installed. The LESSEE agrees to exonerate, save harmless, protect and indemnify the LESSOR from and against any and all losses, damages, claims, suits or actions for any damage or injury to person or property caused by the erection and maintenance of


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

such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which the LESSEE is required to furnish hereunder.

                               RIGHT TO MORTGAGE

      20. A. The LESSEE agrees that this Lease shall be subordinate to any mortgages or trust deeds that may hereafter be placed upon the premises, to any and all advances made or to be made under them, to the interest and all obligations secured by them, and to all renewals, replacements and extensions of them. The LESSEE agrees to promptly execute and deliver any instrument which may be reasonably required by the LESSOR and/or LESSOR'S mortgagee to effectuate such subordination agreement.

            B. The LESSOR agrees that he will use his best effort to arrange with the holder of any mortgage for an agreement providing that, if by foreclosure or otherwise, such mortgage holder or any successor in interest shall come into possession of the leased premises or shall become the owner of the leased premises or take over the rights of LESSOR in the demised premises, it will not disturb the possession, use or enjoyment of the leased premises by the LESSEE, nor disaffirm this Lease or LESSEE'S rights thereunder so long as the LESSEE is not in default in the payment of rent or additional rent or in the performance of any of the terms of this Lease.

            C. If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to LESSEE, then this Lease shall be superior to the lien of any mortgage or trust deed whether this Lease is dated or recorded before or after the mortgage or trust deed.

                            RIGHT TO RENEW (OPTION)

      21. Provided the LESSEE is not in default of any of the provisions of this Lease Agreement at the time of the exercise of the rights provided for in this paragraph, the LESSEE shall have the right to renew this Lease Agreement and rent the demised premises for a two (2) year period, commencing on the first day after the end of the term, hereinafter referred to as the EXTENDED TERM, and for a second two (2) year period commencing on the first day after the end of the EXTENDTED TERM (provided the LESSEE had elected to exercise its option to renew this Lease agreement for the extended term), hereinafter referred to as the SECOND EXTENDED TERM, upon the same terms and conditions as set forth herein subject to the following:

      1. The obligation of the LESSEE to pay all additional rent shall continue in full force and effect during the EXTENDED TERM and the SECOND EXTENDED TERM.

      2. In order to exercise this right to renew, the LESSEE shall give the LESSOR written notice, at least sixty (60) days prior to the end of the term or the EXTENDED TERM as the case may be.

      3. Upon the exercise of the option to renew provided herein, the word "term" as defined herein shall also mean the period of the EXTENDED TERM and if applicable, the SECOND EXTENDED TERM

      4. During the EXTENDED TERM or SECOND EXTENDED TERM, all other provisions of this Lease shall remain in full force and effect, including but not limited to, the obligation of the LESSEE to pay additional rent as set forth in paragraph two (2) herein.

      5. If the above options are exercised, the net monthly rent payable for the period of the EXTENDED TERM of two (2) years shall be increased to eight thousand three hundred


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

sixty-three and 33/100 ($8,363.33) dollars monthly based on a cost of $3.86 per square foot and the net monthly rent payable for the period of the SECOND EXTENDED TERM shall be increased to eight thousand six hundred twenty-three and 33/100 ($8,623.33) dollars monthly based on a cost of $3.98 per square foot.

                    LESSEE'S OPTION TO RENT ADDITIONAL SPACE,
                              TERM, RENT AND OPTION

      22. A. Provided the LESSEE is not in default under any term or provision of this Lease, the LESSEE shall have the right to rent from LESSOR an additional 7,550 square feet of manufacturing/storage space at said 994 Jefferson Street in Fall River, Massachusetts, which space is located on the first floor of the two story brick building and immediately adjacent to the Steel Building, hereinafter called the "Annex" which option to rent shall be exercised no earlier than January 1, 2001 and no later than July 31, 2001 by notifying the LESSOR in writing of such intent to rent such space. Upon being advised of such intention by LESSEE, LESSOR shall forthwith provide notice to vacate to each tenant of such "Annex" and the LESSEE'S interest in the "Annex" shall commence no later than forty-five (45) days from the date of receipt of such Notice of Intention to Lease. In the event of a timely exercise of such option, the net monthly rent payable by LESSEE to the LESSOR with respect to the "Annex" shall be two thousand one hundred seven and 71/100 ($2,107.71) dollars, based on a rate of $3.35 per square foot, and said rent shall remain at such rate until the end of the rental period referred to in paragraph one herein. The LESSEE agrees that in the event that it exercises said option to rent the "Annex", it will be obligated to pay additional rent for such premises as set forth in paragraph two
(2) herein, and that such rental shall be subject to all of the terms and conditions of this Lease Agreement.

      B. It is the parties intention that the period of such rental of the "Annex" shall be co-terminous with the rental of the "Steel Building" as set forth in paragraph one herein and that the LESSEE shall have the right to renew this Lease Agreement as to the "Annex" for two (2), two (2) year periods corresponding to the Right to Renew in paragraph 21 herein.

      C. During the Extended Term or Second Extended Term, all other provisions of this Lease shall remain in full force and effect, including but not limited to, the obligation of the LESSEE to pay additional rent as set forth in paragraph two (2) herein.

      D. If the above options are exercised, the net monthly rent for the "Annex" payable for the period of the Extended Term of two (2) years shall be increased to two thousand one hundred seventy and 63/100 ($2,170.63) dollars monthly based on a rate of $3.45 per square foot and the net monthly rent for the "Annex" payable for the period of the Second Extended Term shall be increased to two thousand two hundred thirty-three and 54/100 ($2,233.54) dollars monthly based on a rate of $3.55 per square foot.

                            RIGHT OF FIRST REFUSAL

      23. Anything in this Lease contained to the contrary notwithstanding, and without in any manner affecting or limiting any of the rights, privileges, options or estates granted to LESSEE under this Lease, it is agreed that if the LESSOR at any time during the term of this Lease receives one or more bona fide offers from third parties to purchase the demised premises or property of which the demised premises are a part, and if any such offer is acceptable to the LESSOR, then LESSOR agrees to notify LESSEE in writing, giving the name and address of the offeror, and the price, terms and conditions of such offer, and LESSEE shall have thirty (30) days from and after the receipt of such notice from LESSOR in which to elect to purchase the property for the consideration contained in the bona fide offer. If LESSEE does not elect to purchase said property and LESSOR thereafter sells the property, the purchaser shall take the property, subject to and burdened with all the terms, provisions and conditions of this Lease, and the rights of the LESSEE under this Lease as against the new owner shall not be lessened or diminished by reason of the change of ownership. LESSEE'S failure at any time to exercise its option under this Article shall not affect this Lease or the continuance of LESSEE'S rights and options under this Article or any other Article.

                                   BROKERAGE

      24. The Brokers named herein, Giroux & Company of 150 Purchase Street, Fall River, Massachusetts 02720, warrants that they are duly licensed as such by the Commonwealth of Massachusetts and join in this agreement and become a party hereto, insofar as any provisions of this agreement expressly apply to them and to any amendments or modifications of such provisions to which they agree in writing.

      LESSOR agrees to pay the above-named Broker a fee for professional services in accordance with the terms of the agreement between LESSOR and Broker.

      LESSEE shall have no responsibility for the payment of any fees to any Broker in connection with this Lease.

                                   RECORDING

      25. The parties hereto agree to execute a Notice of Lease in accordance with General Laws Chapter 183, Section 4 for recording in the Bristol County (Fall River District) Registry of Deeds.

                                 MISCELLANEOUS


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

      26. A. It is understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant and that the LESSOR has no ownership in the LESSEE'S enterprise and that this Lease shall not be construed as a joint venture or partnership. The LESSEE is not and shall not be deemed to be agent or representative of the LESSOR.

            B. The LESSOR acknowledges that the LESSOR has no interest in any personal property or equipment or furniture and fixtures which may be installed by the LESSEE upon the leased premises, and the LESSOR agrees in the future to furnish the LESSEE, upon request, such Landlord's Waiver or Mortgagee's Waiver or similar document as may be reasonably required by an institutional lender or equipment lessor in connection with the LESSEE'S acquisition or financing respecting such personal property, equipment, furniture and fixtures. The LESSEE shall have the right to remove same at the termination of this Lease and shall be obligated to repair any damage caused by removal of such personal property, equipment, furniture and fixtures.

            C. This Lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease agreement shall not be binding upon either party except to the extent incorporated in this Lease agreement.

            D. Any modification of this Lease agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

            E. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this paragraph shall be deemed to permit any assignment, subletting, occupancy, or use contrary to the provisions of paragraph three.

      WITNESS the signatures and seals of the above parties, the corporate parties by their proper officers hereunto duly authorized, the day and year first written.


                                    LESSOR


                                    ------------------------------------------
                                    SAYRE A. LITCHMAN

                                    QUAKER FABRIC CORPORATION
                                    OF FALL RIVER, LESSEE


                                    By:_______________________________________

                                    Name:_____________________________________

                                    Title:____________________________________

ATTEST:_____________________________


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